EXHIBIT 21

                     SUBSIDIARIES OF XECHEM INTERNATIONAL, INC.




                                                           Name Under Which
Name                         State of Incorporation    Subsidiary Does Business
----                         ----------------------    ------------------------

Xechem, Inc.                        Illinois                     Same
Xechem Laboratories, Inc.          New Jersey                    Same
XetaPharm, Inc.                    New Jersey                    Same



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